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                                 EXHIBIT 23.2

                     CONSENT OF DUNN SWAN & CUNNINGHAM


         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name under the headings "Management--Executive Officers and Directors" and "Legal Matters" in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement.


                                                 /s/ DUNN SWAN & CUNNINGHAM
                                                 A Professional Corporation


Oklahoma City, Oklahoma,
October 20, 1999